Exhibit 4.1

HCA INC.,

as Issuer,

HCA HOLDINGS, INC.,

as Parent Guarantor,

THE SUBSIDIARY GUARANTORS NAMED ON SCHEDULE I HERETO,

and

DELAWARE TRUST COMPANY,

as Trustee

SUPPLEMENTAL INDENTURE NO. 17

Dated as of December 9, 2016

To SUPPLEMENTAL INDENTURE NO. 2

Dated as of August 1, 2011

SUPPLEMENTAL INDENTURE NO. 4

Dated as of February 16, 2012

SUPPLEMENTAL INDENTURE NO. 6

Dated as of October 23, 2012

SUPPLEMENTAL INDENTURE NO. 7

Dated as of March 17, 2014

SUPPLEMENTAL INDENTURE NO. 8

Dated as of March 17, 2014

SUPPLEMENTAL INDENTURE NO. 9

Dated as of October 17, 2014

SUPPLEMENTAL INDENTURE NO. 10

Dated as of October 17, 2014

SUPPLEMENTAL INDENTURE NO. 15

Dated as of March 15, 2016

and

SUPPLEMENTAL INDENTURE NO. 16

Dated as of August 15, 2016

SUPPLEMENTAL INDENTURE NO. 17 (the “Seventeenth Supplemental Indenture”), dated as of December 9, 2016, among HCA Inc., a Delaware corporation (the “Issuer”), HCA Holdings, Inc. (the “Parent Guarantor”), the other guarantors listed in Schedule I hereto (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”), Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as Trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee have executed and delivered a base indenture, dated as of August 1, 2011 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) to provide for the future issuance of the Issuer’s senior debt securities to be issued from time to time in one or more series;

WHEREAS, as specified below, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture relating to each series of the Issuer’s outstanding senior secured notes;

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Second Supplemental Indenture”), dated as of August 1, 2011, providing for the issuance of an unlimited aggregate principal amount of 6.50% Senior Secured Notes due 2020 (the “6.50% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Fourth Supplemental Indenture”), dated as of February 16, 2012, providing for the issuance of an unlimited aggregate principal amount of 5.875% Senior Secured Notes due 2022 (the “5.875% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Sixth Supplemental Indenture”), dated as of October 23, 2012, providing for the issuance of an unlimited aggregate principal amount of 4.75% Senior Secured Notes due 2023 (the “4.75% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Seventh Supplemental Indenture”), dated as of March 17, 2014, providing for the issuance of an unlimited aggregate principal amount of 3.75% Senior Secured Notes due 2019 (the “3.75% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Eighth Supplemental Indenture”), dated as of March 17, 2014, providing for the issuance of an unlimited aggregate principal amount of 5.00% Senior Secured Notes due 2024 (the “5.00% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Ninth Supplemental Indenture”), dated as of October 17, 2014, providing for the issuance of an unlimited aggregate principal amount of 4.25% Senior Secured Notes due 2019 (the “4.25% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Tenth Supplemental Indenture”), dated as of October 17, 2014, providing for the issuance of an unlimited aggregate principal amount of 5.25% Senior Secured Notes due 2025 (the “First 5.25% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Fifteenth Supplemental Indenture”), dated as of March 15, 2016, providing for the issuance of an unlimited aggregate principal amount of 5.250% Senior Secured Notes due 2026 (the “Second 5.25% Notes”);

WHEREAS, each of the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture (the “Sixteenth Supplemental Indenture” and, together with the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, and the Fifteenth Supplemental Indenture, each a “Supplemental Indenture” and, collectively, the “Supplemental Indentures”), dated as of August 15, 2016, providing for the issuance of an unlimited aggregate principal amount of 4.500% Senior Secured Notes due 2027 (the “4.500% Notes” and, together with the 6.50% Notes, the 5.875% Notes, the 4.75% Notes, the 3.75% Notes, the 5.00% Notes, the 4.25% Notes, the First 5.25% Notes, and the Second 5.25% Notes, the “Notes”);

WHEREAS, each of the Supplemental Indentures restated in their entirety the terms of the Base Indenture as supplemented by such Supplemental Indenture and did not incorporate the terms of the Base Indenture;

WHEREAS, the changes, modifications and supplements to the Base Indenture affected by each of the Supplemental Indentures are applicable only with respect to, and only govern the terms of, the applicable series of Notes, except as otherwise provided therein, and do not apply to any other series of Notes or other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements;

WHEREAS, pursuant to Section 7.09 of each Supplemental Indenture, Delaware Trust Company became the successor Trustee without any further act, due to its acquisition of substantially all of the corporate trust business of Law Debenture Trust Company of New York on December 7, 2016;

WHEREAS, pursuant to Section 9.01(2) of each Supplemental Indenture, such Supplemental Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement such Supplemental Indenture without the consent of Holders of the applicable series of Notes to add to the covenants for the benefit of such Holders;

WHEREAS, pursuant to Section 9.01(7) of each Supplemental Indenture, such Supplemental Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement such Supplemental Indenture without the consent of Holders of the applicable series of Notes to evidence a successor Trustee;

WHEREAS, pursuant to Section 9.01 of each Supplemental Indenture, this Seventeenth Supplemental Indenture may be executed and delivered by the Issuer, the Guarantors and the Trustee without the consent of the Holders of the applicable series of Notes;

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution of this Seventeenth Supplemental Indenture and its delivery to the Trustee; and

WHEREAS, all acts and things necessary to make this Seventeenth Supplemental Indenture the valid, binding and legal obligations of the Issuer and the Guarantors in accordance with its terms have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of the Holders of each series of Notes as follows:

(1)    Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in each of the Supplemental Indentures, as applicable.

(2)    Amendments to each Supplemental Indenture. (a) Section 4.10(a) of each Supplemental Indenture is hereby amended and restated in its entirety, as follows:

“(a)    If on any date following the Issue Date (i) each of the Rating Agencies shall have issued an Investment Grade Rating with respect to both the Notes and the “corporate family rating” (or comparable designation) for the Parent Guarantor and its Subsidiaries and (ii) no Default has occurred and is continuing under this Supplemental Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Investment Grade Rating Event”), the Issuer and the Subsidiaries shall not be subject to Section 4.07 hereof (the “Suspended Covenant”). For avoidance of doubt, the Issuer agrees not to take any action that would have been permitted under Section 4.11(a) under the original provisions of this Supplemental Indenture unless an Investment Grade Rating Event (as such term has been modified pursuant to the Seventeenth Supplemental Indenture) has occurred.”

(b)    Section 14.02 of each Supplemental Indenture is hereby amended by replacing the address for any notice or communication to the Trustee with the following:

“If to the Trustee:

Delaware Trust Company

Little Falls Centre One

2711 Centerville Road

Wilmington, Delaware 19808

Fax No.: (302) 636-8666

Attention: Corporate Trust Administration”

(3)    Execution and Delivery. The Issuer, each Guarantor and the Trustee agree that this Seventeenth Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation on any series of Notes.

(4)    Trust Indenture Act Controls. If any provision of this Seventeenth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

(5)    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Seventeenth Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(6)    Governing Law. THIS SEVENTEENTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(7)    Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SEVENTEENTH SUPPLEMENTAL INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(8)    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Seventeenth Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(9)    No Adverse Interpretation of Other Agreements. This Seventeenth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Seventeenth Supplemental Indenture.

(10)    Successors. All agreements of the Issuer in this Seventeenth Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Seventeenth Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Seventeenth Supplemental Indenture shall bind its successors, except as otherwise provided in Section 12.06 or 12.07(i) of the applicable Supplemental Indenture.

(11)    Severability. In case any provision in this Seventeenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(12)    Counterpart Originals. The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(13)    Effect of Headings. The Section headings of this Seventeenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Seventeenth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(14)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventeenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(15)    Ratification of each Supplemental Indenture. Each Supplemental Indenture, as supplemented by this Seventeenth Supplemental Indenture, is in all respects ratified and confirmed, and this Seventeenth Supplemental Indenture shall be deemed part of each Supplemental Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Issuer, the Guarantors and each Holder of each series of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities ad benefits afforded to the Trustee under each applicable Supplemental Indenture, including without limitation the right to indemnification, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

[Signatures on following pages]

HCA INC.

By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President – Finance

HCA HOLDINGS, INC., as Parent Guarantor

By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President – Finance

Each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Signatory

DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Alan R. Halpern
	Name:	Alan R. Halpern
	Title:	Vice President

SCHEDULE I

Subsidiary Guarantors

American Medicorp Development Co.

Bay Hospital, Inc.

Brigham City Community Hospital, Inc.

Brookwood Medical Center of Gulfport, Inc.

Capital Division, Inc.

Centerpoint Medical Center of Independence, LLC

Central Florida Regional Hospital, Inc.

Central Shared Services, LLC

Central Tennessee Hospital Corporation

CHCA Bayshore, L.P.

CHCA Conroe, L.P.

CHCA Mainland, L.P.

CHCA Pearland, L.P.

CHCA West Houston, L.P.

CHCA Woman’s Hospital, L.P.

Chippenham & Johnston-Willis Hospitals, Inc.

Citrus Memorial Hospital, Inc.

Citrus Memorial Property Management, Inc.

Colorado Health Systems, Inc.

Columbia ASC Management, L.P.

Columbia Healthcare System of Louisiana, Inc.

Columbia Jacksonville Healthcare System, Inc.

Columbia LaGrange Hospital, LLC

Columbia Medical Center of Arlington Subsidiary, L.P.

Columbia Medical Center of Denton Subsidiary, L.P.

Columbia Medical Center of Las Colinas, Inc.

Columbia Medical Center of Lewisville Subsidiary, L.P.

Columbia Medical Center of McKinney Subsidiary, L.P.

Columbia Medical Center of Plano Subsidiary, L.P.

Columbia North Hills Hospital Subsidiary, L.P.

Columbia Ogden Medical Center, Inc.

Columbia Parkersburg Healthcare System, LLC

Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.

Columbia Rio Grande Healthcare, L.P.

Columbia Riverside, Inc.

Columbia Valley Healthcare System, L.P.

Columbia/Alleghany Regional Hospital, Incorporated

Columbia/HCA John Randolph, Inc.

Columbine Psychiatric Center, Inc.

Columbus Cardiology, Inc.

Conroe Hospital Corporation

Dallas/Ft. Worth Physician, LLC

Dublin Community Hospital, LLC

Eastern Idaho Health Services, Inc.

Edward White Hospital, Inc.

El Paso Surgicenter, Inc.

Schedule I-1

Encino Hospital Corporation, Inc.

EP Health, LLC

Fairview Park GP, LLC

Fairview Park, Limited Partnership

Frankfort Hospital, Inc.

Galen Property, LLC

Good Samaritan Hospital, L.P.

Goppert-Trinity Family Care, LLC

GPCH-GP, Inc.

Grand Strand Regional Medical Center, LLC

Green Oaks Hospital Subsidiary, L.P.

Greenview Hospital, Inc.

HCA American Finance LLC

HCA — HealthONE LLC

HCA — IT&S Field Operations, Inc.

HCA — IT&S Inventory Management, Inc.

HCA Central Group, Inc.

HCA Health Services of Florida, Inc.

HCA Health Services of Louisiana, Inc.

HCA Health Services of Oklahoma, Inc.

HCA Health Services of Tennessee, Inc.

HCA Health Services of Virginia, Inc.

HCA Management Services, L.P.

HCA Pearland GP, Inc.

HCA Realty, Inc.

HCA SFB 1 LLC

HD&S Corp. Successor, Inc.

HealthTrust Workforce Solutions, LLC

Health Midwest Office Facilities Corporation

Health Midwest Ventures Group, Inc.

Hendersonville Hospital Corporation

Hospital Corporation of Tennessee

Hospital Corporation of Utah

Hospital Development Properties, Inc.

HPG Enterprises, LLC

HSS Holdco, LLC

HSS Systems, LLC

HSS Virginia, L.P.

HTI Memorial Hospital Corporation

HTI MOB, LLC

Integrated Regional Lab, LLC

Integrated Regional Laboratories, LLP

JFK Medical Center Limited Partnership

KPH-Consolidation, Inc.

Lakeland Medical Center, LLC

Lakeview Medical Center, LLC

Largo Medical Center, Inc.

Las Vegas Surgicare, Inc.

Lawnwood Medical Center, Inc.

Lewis-Gale Hospital, Incorporated

Lewis-Gale Medical Center, LLC

Schedule I-2

Lewis-Gale Physicians, LLC

Lone Peak Hospital, Inc.

Los Robles Regional Medical Center

Management Services Holdings, Inc.

Marietta Surgical Center, Inc.

Marion Community Hospital, Inc.

MCA Investment Company

Medical Centers of Oklahoma, LLC

Medical Office Buildings of Kansas, LLC

Memorial Healthcare Group, Inc.

Midwest Division — ACH, LLC

Midwest Division — LRHC, LLC

Midwest Division — LSH, LLC

Midwest Division — MCI, LLC

Midwest Division — MMC, LLC

Midwest Division — OPRMC, LLC

Midwest Division — PFC, LLC

Midwest Division — RBH, LLC

Midwest Division — RMC, LLC

Midwest Holdings, Inc.

Montgomery Regional Hospital, Inc.

Mountain Division — CVH, LLC

Mountain View Hospital, Inc.

Nashville Shared Services General Partnership

National Patient Account Services, Inc.

New Iberia Healthcare, LLC

New Port Richey Hospital, Inc.

New Rose Holding Company, Inc.

North Florida Immediate Care Center, Inc.

North Florida Regional Medical Center, Inc.

North Texas — MCA, LLC

Northern Utah Healthcare Corporation

Northern Virginia Community Hospital, LLC

Northlake Medical Center, LLC

Notami Hospitals of Louisiana, Inc.

Notami Hospitals, LLC

Okaloosa Hospital, Inc.

Okeechobee Hospital, Inc.

Outpatient Cardiovascular Center of Central Florida, LLC

Palms West Hospital Limited Partnership

Palmyra Park Hospital, LLC

Parallon Business Solutions, LLC

Parallon Enterprises, LLC

Parallon Health Information Solutions, LLC

Parallon Holdings, LLC

Parallon Payroll Solutions, LLC

Parallon Physician Services, LLC

Parallon Technology Solutions, LLC

Pasadena Bayshore Hospital, Inc.

PatientKeeper, Inc.

Pearland Partner, LLC

Schedule I-3

Plantation General Hospital, L.P.

Poinciana Medical Center, Inc.

Primary Health, Inc.

Pulaski Community Hospital, Inc.

Putnam Community Medical Center of North Florida, LLC

Redmond Park Hospital, LLC

Redmond Physician Practice Company

Reston Hospital Center, LLC

Retreat Hospital, LLC

Rio Grande Regional Hospital, Inc.

Riverside Healthcare System, L.P.

Riverside Hospital, Inc.

Samaritan, LLC

San Jose Healthcare System, LP

San Jose Hospital, L.P.

San Jose Medical Center, LLC

San Jose, LLC

Sarah Cannon Research Institute, LLC

Sarasota Doctors Hospital, Inc.

SCRI Holdings, LLC

SJMC, LLC

Southern Hills Medical Center, LLC

Southpoint, LLC

Spalding Rehabilitation L.L.C.

Spotsylvania Medical Center, Inc.

Spring Branch Medical Center, Inc.

Spring Hill Hospital, Inc.

Sun City Hospital, Inc.

Sunrise Mountainview Hospital, Inc.

Surgicare of Brandon, Inc.

Surgicare of Florida, Inc.

Surgicare of Houston Women’s, Inc.

Surgicare of Manatee, Inc.

Surgicare of Newport Richey, Inc.

Surgicare of Palms West, LLC

Surgicare of Riverside, LLC

Tallahassee Medical Center, Inc.

TCMC Madison-Portland, Inc.

Terre Haute Hospital GP, Inc.

Terre Haute Hospital Holdings, Inc.

Terre Haute MOB, L.P.

Terre Haute Regional Hospital, L.P.

The Regional Health System of Acadiana, LLC

Timpanogos Regional Medical Services, Inc.

Trident Medical Center, LLC

U.S. Collections, Inc.

Utah Medco, LLC

VH Holdco, Inc.

VH Holdings, Inc.

Virginia Psychiatric Company, Inc.

Vision Consulting Group, LLC

Schedule I-4

Vision Holdings, LLC

W & C Hospital, Inc.

Walterboro Community Hospital, Inc.

Wesley Medical Center, LLC

West Florida — MHT, LLC

West Florida — PPH, LLC

West Florida — TCH, LLC

West Florida Regional Medical Center, Inc.

West Valley Medical Center, Inc.

Western Plains Capital, Inc.

WCP Properties, LLC

WHMC, Inc.

Woman’s Hospital of Texas, Incorporated

Schedule I-5